SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934


Date of the Report (Date of earliest event reported): August 24, 2000

Commission File Number: 1-9383


WESTAMERICA BANCORPORATION
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(Exact name of registrant as specified in its charter)


CALIFORNIA
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(State of incorporation)


94-2156203
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(I.R.S. Employer Identification Number)


1108 FIFTH AVENUE, SAN RAFAEL, CALIFORNIA 94901
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(Address of principal executive offices and zip code)


(415) 257-8000
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(Registrant's area code and telephone number)


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Item 5. Other Events

On August 24, 2000, the Board of Directors of Westamerica
Bancorporation (the "Company"), parent company of Westamerica Bank and First Counties Bank, approved a plan to repurchase, as conditions warrant, up to an aggregate of 2,750,000 shares of the Company's outstanding shares of common stock. This amount represents approximately 7.5% of the Company's currently outstanding common stock.

Under the open-ended program, the Company could purchase shares of its common stock from time to time through open-market and privately negotiated transactions. The timing of the purchases and the exact number of shares to be purchased will depend on market conditions. The Company's strong capital position and healthy allowance for loan losses contributed to the initiation of this program, which is being implemented to optimize the use of the Company's equity capital and enhance shareholder value.


Item 7: Financial Statements and Exhibits

(c) Exhibits: The following is furnished in accordance with the provisions of Item 601 of Regulation S-K.

    (99.1) Press release dated August 24, 2000.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WESTAMERICA BANCORPORATION


By:      /s/Dennis R. Hansen
         ------------------------------------
         DENNIS R. HANSEN
         Senior Vice President and Controller


Dated: August 25, 2000


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INDEX TO EXHIBITS
-----------------
                                             Sequentially
Exhibit No.       Description                Number Page
-----------       -------------------        ------------
  (99.1)          Press release dated             3
                  August 24, 2000


EXHIBIT (99.1)
--------------

WESTAMERICA BANCORPORATION

PRESS RELEASE

For Immediate Release                        August 24, 2000

For additional information
Contact: Westamerica Bancorporation
                  E. Joseph Bowler
                  Senior Vice President/Treasurer
                  (707)-863-6840
                  www.westamerica.com

WESTAMERICA BANCORPORATION ANNOUNCES
NEW STOCK REPURCHASE PLAN

San Rafael, CA: Westamerica Bancorporation (NASDAQ: WABC), parent company of Westamerica Bank and First Counties Bank, today announced that its Board of Directors approved a plan to repurchase, as conditions warrant, up to 2.75 million shares of the Company's common stock on the open market or in privately negotiated transactions. The repurchase plan represents approximately 7.5% of the Company's currently outstanding common stock. This plan supercedes the 2.75 million-share stock repurchase program authorized in August 1999, of which 2.3 million shares have been repurchased to date. The duration of this program is open-ended and the timing of the purchases will depend on market conditions.

  Chairman, President, and CEO David Payne stated that this stock repurchase program is being implemented to provide management with an additional tool to optimize the Company's use of equity capital and enhance shareholder value. Westamerica's strong capital position and healthy allowance for loan losses both contributed to the initiation of this new program.

  Westamerica Bancorporation is a multi-bank holding company for Westamerica Bank and First Counties Bank currently operating through its subsidiary banks' 96 branches throughout 23 counties in Northern and Central California. At June 30, 2000, total assets were $3.9 billion and shareholders' equity was $294 million. Total common shares outstanding are approximately 36.7 million.


Westamerica Bancorporation Web Address: www.westamerica.com

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FORWARD-LOOKING STATEMENTS

This press release includes forward-looking information which is subject to the safe harbor created by Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements (which involve the Company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; a potential declining health of the economy, either nationally or regionally; the deterioration of credit quality, which could cause an increase in the provision for loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in the California real estate market; certain operational risks involving data processing systems or fraud; volatility of rate-sensitive deposits; asset/liability matching risks and liquidity risk; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company's Annual Report on Form 10-K for the year ended December 31. 1999.


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